FREMONT MUTUAL FUNDS, INC.
                           --------------------------

                              SHARE MARKETING PLAN

                                (Rule 12b-1 Plan)
                            (Fixed Compensation Plan)



                  This Share Marketing Plan (the "Plan") is adopted in accordance with Rule 12b-1 (the "Rule") under the Investment Company Act of 1940, as amended (the "Act"), by Fremont Mutual Funds, Inc., a Maryland corporation (the "Corporation") with respect to certain series of its shares as listed in Exhibit A (each such series, a "Fund"). The Plan has been approved by a majority of the Corporation's Board of Directors, including a majority of the Directors who are not interested persons of the Corporation and who have no direct or indirect financial interest in the operation of the Plan (the "independent Directors"), cast in person at a meeting called for the purpose of voting on the Plan.

                  In reviewing the Plan, the Board of Directors considered the proposed range and nature of payments and terms of the Investment Management Agreement between the Corporation on behalf of each Fund and Fremont Investment Advisors, Inc. (the "Advisor") and the nature and amount of other payments, fees and commissions that may be paid to the Advisor, its affiliates and other agents of the Corporation. The Board of Directors, including the independent Directors, concluded that the proposed overall compensation of the Advisor and its affiliates was fair and not excessive.

                  In its considerations, the Board of Directors also recognized that uncertainty may exist from time to time with respect to whether payments to be made by the Corporation to the Advisor, as the initial "distribution coordinator," or other firms under agreements with respect to a Fund may be deemed to constitute impermissible distribution expenses. As a general rule, an investment company may not finance any activity primarily intended to result in the sale of its shares, except pursuant to the Rule. Accordingly, the Board of Directors determined that the Plan also should provide that payments by the Corporation and expenditures made by others out of monies received from the Corporation which are later deemed to be for the financing of any activity primarily intended to result in the sale of Fund shares shall be deemed to have been made pursuant to the Plan.

                  The approval of the Board of Directors included a determination that in the exercise of the Directors' reasonable business judgment and in light of their fiduciary duties, there is a reasonable likelihood that the Plan will benefit the Corporation, the Fund to which the Plan applies and its shareholders.

                  The provisions of the Plan are:

                  1. Annual Fee. The Corporation will pay to Advisor, as the Funds' distribution coordinator, an annual fee for the Advisor's services in connection with the promotion and distribution of the Fund's shares and related shareholder servicing. The annual fee paid to Advisor under the Plan will be calculated daily and paid monthly by each Fund on the first day of each month based on the average daily net assets of each Fund, as follows: an annual rate of up to 0.25%. This fee is not tied exclusively to actual distribution and service expenses, and the fee may exceed the expenses actually incurred.

                  2. Services Covered by the Plan. The fee paid under Section 1 of the Plan is intended to compensate the Advisor for performing the following kinds of services: services primarily intended to result in the sale of the Fund's shares ("distribution services"), including, but not limited to: (a) making payments, including incentive compensation, to agents for and consultants to Advisor, any affiliate of the Advisor or the Corporation, including pension administration firms that provide distribution and shareholder related services and broker-dealers that engage in the distribution of the Fund's shares; (b) making payments to persons who provide support services in connection with the distribution of a Fund's shares and servicing of a Fund's shareholders, including, but not limited to, personnel of Advisor, office space and equipment, telephone facilities, answering routine inquiries regarding the Fund, processing shareholder transactions and providing any other shareholder services not otherwise provided by the Corporation's transfer agency or other servicing arrangements; (c) making payments pursuant to the form of Distribution Agreement attached hereto as an exhibit; (d) formulating and implementing marketing and promotional activities, including, but not limited to, direct mail promotions and television, radio, newspaper, magazine and other mass media advertising; (e) printing and distributing prospectuses, statements of additional information and reports of the Fund to prospective shareholders of the Fund; (f) preparing, printing and distributing sales literature pertaining to the Fund; and (g) obtaining whatever information, analysis and reports with respect to marketing and promotional activities that the Corporation may, from time to time, deem advisable. Such services and activities shall be deemed to be covered by this Plan whether performed directly by the Advisor or by a third party.

                  3. Written Reports. Advisor shall furnish to the Board of Directors of the Corporation, for its review, on a quarterly basis, a written report of the monies paid to it under the Plan with respect to each Fund, and shall furnish the Board of Directors of the Corporation with such other information as the Board of Directors may reasonably request in connection with the payments made under the Plan in order to enable the Board of Directors to make an informed determination of whether the Plan should be continued as to each Fund.

                  4. Termination. The Plan may be terminated as to any Fund at any time, without penalty, by vote of a majority of the outstanding voting securities of a Fund, and any Distribution Agreement under the Plan may be likewise terminated on not more than sixty (60) days' written notice. Once terminated, no further payments shall be made under the Plan notwithstanding the existence of any unreimbursed current or carried forward Distribution Expenses.

                  5. Amendments. The Plan and any Distribution Agreement may not be amended to increase materially the amount to be spent for distribution and servicing of Fund shares pursuant to Section 1 hereof without approval by a majority of the outstanding voting securities of a Fund. All material amendments to the Plan and any Distribution Agreement entered into with third parties shall be approved by the independent Directors cast in person at a meeting called for the purpose of voting on any such amendment. The Advisor may assign its responsibilities and liabilities under the Plan to another party who agrees to act as "distribution coordinator" for the Corporation with the consent of a majority of the independent Directors.

                  6. Selection of Independent Directors. So long as the Plan is in effect, the selection and nomination of the Corporation's independent Directors shall be committed to the discretion of such independent Board of Directors.

                  7. Effective Date of Plan. The Plan shall take effect at such time as it has received requisite Director and shareholder approval and, unless sooner terminated, shall continue in effect for a period of more than one year from the date of its execution only so long as such continuance is specifically approved at least annually by the Board of Directors of the Corporation, including the independent Directors, cast in person at a meeting called for the purpose of voting on such continuance.

                  8. Preservation of Materials. The Corporation will preserve copies of the Plan, any agreements relating to the Plan and any report made pursuant to Section 5 above, for a period of not less than six years (the first two years in an easily accessible place) from the date of the Plan, agreement or report.

                  9. Meanings of Certain Terms. As used in the Plan, the terms "interested person" and "majority of the outstanding voting securities" will be deemed to have the same meaning that those terms have under the Act and the rules and regulations under the Act, subject to any exemption that may be granted to the Corporation under the Act by the Securities and Exchange Commission.

                  This Plan and the terms and provisions thereof are hereby accepted and agreed to by the Corporation and Advisor, as distribution coordinator, as evidenced by their execution hereof, as of this ____ day of November 1997.

                           FREMONT MUTUAL FUNDS, INC.


                           By: ______________________________________________

                           Title: ___________________________________________



                           FREMONT INVESTMENT ADVISORS, INC.
                           as Distribution Coordinator


                           By: ______________________________________________

                           Title: ___________________________________________

                           FREMONT MUTUAL FUNDS, INC.

                                ---------------

                        EXHIBIT A TO SHARE MARKETING PLAN





                  The following Series of Fremont Mutual Funds, Inc. have adopted the Share Marketing Plan:



                           Fund                                 Date Adopted
                           ----                                 ------------

               Fremont U.S. Small Cap Fund                   September 24, 1997

              Fremont Emerging Markets Fund                   __________, 1998

            Fremont International Growth Fund                 __________, 1998

                           FREMONT MUTUAL FUNDS, INC.

                            Share Marketing Agreement


                                                                    EXHIBIT ONLY




-----------------------------------

-----------------------------------

-----------------------------------

-----------------------------------



Ladies and Gentlemen:

                  This Share Marketing Agreement has been adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "Company Act"), by Fremont Mutual Funds, Inc., a Maryland business corporation (the "Corporation"), on behalf of various series of the Corporation (each series, a "Fund"), as governed by the terms of a Share Marketing Plan (Rule 12b-1 Plan) (the "Plan").

                  The Plan has been approved by a majority of the Directors who are not interested persons of the Corporation or the Funds and who have no direct or indirect financial interest in the operation of the Plan (the "independent Directors"), cast in person at a meeting called for the purpose of voting on such Plan. Such approval included a determination that in the exercise of the reasonable business judgment of the Board of Directors and in light of the Directors' fiduciary duties, there is a reasonable likelihood that the Plan will benefit each Fund and its shareholders.

                  1. To the extent you provide eligible shareholder services of the type identified in the Plan to the Funds identified in the attached Schedule (the "Schedule"), we shall pay you a monthly fee based on the average net asset value of Fund shares during any month which are attributable to customers of your firm, at the rate set forth on the Schedule.

                  2. In no event may the aggregate annual fee paid to you pursuant to the Schedule exceed ____ percent of the value of the net assets of each Fund held in your customers' accounts which are eligible for payment pursuant to this Agreement (determined in the same manner as the Fund uses to compute its net assets as set forth in its then effective Prospectus), without approval by a majority of the outstanding shares of each Fund.

                  3. You shall furnish us and the Corporation with such information as shall reasonably be requested by the Corporation's Board of Directors with respect to the services performed by you and the fees paid to you pursuant to the Schedule.

                  4. We shall furnish to the Board of Directors of the Corporation, for its review, on a quarterly basis, a written report of the amounts expended under the Plan by us with respect to each Fund and the purposes for which such expenditures were made.

                  5. You agree to make shares of the Funds available only (a) to your customers or entities that you service at the net asset value per share next determined after receipt of the relevant purchase instruction or (b) to each such Fund itself at the redemption price for shares, as described in each Fund's then-effective Prospectus.

                  6. No person is authorized to make any representations concerning a Fund or shares of a Fund except those contained in each Fund's then-effective Prospectus or Statement of Additional Information and any such information as may be released by a Fund as information supplemental to such Prospectus or Statement of Additional Information.

                  7. Additional copies of each such Prospectus or Statement of Additional Information and any printed information issued as supplemental to each such Prospectus or Statement of Additional Information will be supplied by each Fund to you in reasonable quantities upon request.

                  8. In no transaction shall you have any authority whatever to act as agent of the Funds and nothing in this Agreement shall constitute you or the Fund the agent of the other. You are not authorized to act as an underwriter of shares of the Funds or as a dealer in shares of the Funds.

                  9. All communications to the Funds shall be sent to: Ms. Tina Thomas, Fremont Investment Advisors, Inc., 333 market Street, Suite 2600, San Francisco, California, 94105. Any notice to you shall be duly given if mailed or telegraphed to you at your address as indicated in this Agreement.

                  10. This Agreement may be terminated by us or by you, by the vote of a majority of the Directors of the Corporation who are independent
Directors, or by a vote of a majority of the outstanding shares of a Fund, on sixty (60) days' written notice, all without payment of any penalty. It shall also be terminated automatically by any act that terminates the Plan.

                  11. The provisions of the Plan between the Corporation and us, insofar as they relate to you, are incorporated herein by reference.

                  This Agreement shall take effect on the date indicated below, and the terms and provisions thereof are hereby accepted and agreed to by us as evidenced by our execution hereof.



                            Fremont Investment Advisors, Inc.
                            Distribution Coordinator

                            By:         EXHIBIT ONLY
                                -------------------------------
                                   Authorized Officer



                            Dated: ________________________




Agreed and Accepted:



----------------------------
           (Name)


By:
    ------------------------
     (Authorized Officer)

                           FREMONT MUTUAL FUNDS, INC.

                                ---------------

                      SCHEDULE TO SHARE MARKETING AGREEMENT

                         BETWEEN _____________________.
                                       AND
                        FREMONT INVESTMENT ADVISORS, INC.
                           as distribution coordinator




                  Pursuant to the provisions of the Share Marketing Agreement between the above parties with respect to Fremont Investment Advisors, Inc. as Distribution Coordinator, shall pay a monthly fee to the above-named party based on the average net asset value of shares of each Fund during the previous calendar month the sales of which are attributable to the above-named party, as follows:



                       Fund                         Fee
                       ----                         ---